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                                                                  EXHIBIT NO. 12

EARNINGS TO FIXED CHARGES COMPUTATION

                                         2000          1999         1998         1997         1996
                                      -----------   ----------   ----------   ----------   ----------
Earnings:
  Income before income taxes........  $   711,397   $  658,716   $  547,809   $  477,851   $  387,510
Plus:
  Fixed charges.....................    2,022,278    1,553,080    1,398,114    1,199,730      948,497
Less:
  Capitalized interest..............         (637)      (1,371)        (919)      (1,732)        (785)
                                      -----------   ----------   ----------   ----------   ----------
Earnings, including interest on
  deposits(a).......................    2,733,038    2,210,425    1,945,004    1,675,849    1,335,222
Less:
  Interest on deposits..............   (1,292,565)    (962,504)    (897,903)    (745,122)    (644,613)
                                      -----------   ----------   ----------   ----------   ----------
Earnings, excluding interest on
  deposits(b).......................    1,440,473    1,247,921    1,047,101      930,727      690,609
                                      ===========   ==========   ==========   ==========   ==========
Fixed Charges:
  Interest expense..................    2,008,351    1,539,538    1,386,256    1,186,079      938,194
  Capitalized interest..............          637        1,371          919        1,732          785
  Amortization of debt expense......          629          461          681          602          132
  Interest portion of rent
     expense*.......................       12,661       11,710       10,258       11,317        9,386
                                      -----------   ----------   ----------   ----------   ----------
          Total fixed charges(c)....    2,022,278    1,553,080    1,398,114    1,199,730      948,497
Less:
  Interest on deposits..............   (1,292,565)    (962,504)    (897,903)    (745,122)    (644,613)
                                      -----------   ----------   ----------   ----------   ----------
          Total fixed charges
            excluding interest
            expense on
            deposits(d).............  $   729,713   $  590,576   $  500,211   $  454,608   $  303,884
                                      ===========   ==========   ==========   ==========   ==========
Earnings to fixed charges:
Including interest on
  deposits(a/c).....................  $      1.35   $     1.42   $     1.39   $     1.40   $     1.41
Excluding interest on
  deposits(b/d).....................         1.97         2.11         2.09         2.05         2.27

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* Assumed to be one-third of total rent expense.

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